Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Names Industry Veteran

John A. Lundin Vice President-Film

COLUMBUS, GA – January 19, 2010 – Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading digital cinema and 3D motion picture exhibitor, today announced that John A. Lundin has been appointed Vice President-Film, responsible for Carmike’s relationships with motion picture production companies. The appointment is effective January 25th and Mr. Lundin will report to Chief Operating Officer Fred Van Noy.

Lundin, a 37-year theatrical exhibition and film industry veteran, most recently served as District Manager for Sony Pictures Distribution, which he joined in July 2009. Prior to his tenure at Sony, he was VP Film/Head Film Buyer at one of the world’s leading theatre exhibitors for 14 years. Lundin has also held management positions at Cannon Pictures, Litchfield Theatres/United Artists Theatres, Columbia Pictures and United Artists Pictures. He began his career in the industry in 1972 at Buena Vista Distribution following his college education.

Carmike Cinemas President and Chief Executive Officer David Passman, stated, “John brings an extensive track record of relevant industry experience to Carmike, and we are delighted that he will be joining our team. He has a unique background, having sat on both sides of the negotiating table at various organizations throughout his career. For Carmike and all exhibitors, film selection and determining the best markets for a given motion picture is a critical element of success, while film rental is an important piece of our cost structure. We are confident that John is well suited to represent Carmike as its lead film buyer, overseeing these key areas for us.”

Mr. Lundin is a Director of the Will Rogers Motion Pictures Pioneers Foundation and also serves on its Neonatal Committee. He graduated with a Bachelor of Arts degree from Hillsdale College in Michigan.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3D cinema deployments and one of the nation’s largest motion picture exhibitors. As of December 31, 2009, Carmike had 245 theatres with 2,281 screens in 35 states. Carmike’s digital cinema footprint reaches 2,141 screens, including 193 theatres with 503 screens that are also equipped for 3D. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000. Additional information is available at www.carmike.com.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans” “estimates” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic

Carmike Cinemas, Inc., 1/19/10

conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Joseph Jaffoni or Robert Rinderman	Richard B. Hare
Jaffoni & Collins – Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

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